Exhibit 99.1

CytoSorbents to Host International Webinar on the Worldwide Experience Using CytoSorb® in Critically Ill Patients with COVID-19

Upcoming international webinar on September 16, 2021 will summarize published clinical data from around the world on the use of CytoSorb in critically ill COVID-19 patients

MONMOUTH JUNCTION, N.J., September 14, 2021 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery announces an upcoming live webinar to provide a global perspective on CytoSorb® blood purification therapy in COVID-19 patients on Thursday September 16, 2021, at 11 a.m. EDT / 5:00 p.m. CET. The webinar will highlight a growing body of data from seven recently published journal articles or presentations on the use of CytoSorb in more than 215 critically ill COVID-19 patients worldwide, including the recently announced topline results from the U.S. multicenter CTC Registry using CytoSorb with ECMO under U.S. FDA Emergency Use Authorization.

Live Webinar details:

Update on CytoSorb Therapy in COVID-19 Patients

CytoSorbents’ International Experts Meeting in Intensive Care Series

Date: Thursday, September 16, 2021

Time: 11:00 a.m. Eastern / 5:00 p.m. CET

Registration Link: https://cyto.news/IEM-210916

Chairperson:

•	Dr. Manu Shakar-Hari, London/UK

Speakers:

•	Dr. Tae Song, Chicago/USA

Topline results from the U.S. CTC multicenter registry

•	Dr. Zsolt Molnár, Budapest/Hungary

Overview about current studies and experiences

•	Dr. Manu Shankar-Hari, London/UK

Multisystem inflammatory syndrome

The session will conclude with a live, moderated Question and Answer session.

Highlighted data to be presented are expected to include:

•	Topline results from the U.S. CytoSorb Therapy in COVID-19 (CTC) Registry, reporting 73% 90-day survival in 52 critically-ill COVID-19 patients in refractory respiratory failure on ECMO and CytoSorb under FDA Emergency Use Authorization at 5 U.S. ECMO centers.[1]
•	Consistently reported key clinical parameters including:
•	Reductions of inflammatory marker levels, including IL-6, CRP and ferritin (Ruiz-Rodriguez[2], Alharthy[3], Nassiri[4], Geraci[5], Peng[6], and Wunderlich-Sperl[7]
•	Improvements in hemodynamic stabilization and weaning of vasopressors (Ruiz-Rodriguez, Nassiri, Peng, Wunderlich-Sperl)
•	Improvements in the P/F ratio, considered to be one of the most clinically relevant measures of lung function in ventilated patients (Ruiz-Rodriguez, Alharthy, Peng, Wunderlich-Sperl)
•	The importance of starting CytoSorb therapy in COVID-19 patients with confirmed respiratory failure, before they develop irreversible organ injury. Intervening before fulminant thrombotic ischemic injury has occurred, as evidenced by very high baseline D-dimer levels appears to be particularly important. Multiple studies have identified high D-dimers as a significant risk factor for poor outcome and mortality in critically ill COVID-19 patients, regardless of whether cytokine adsorption is used or not.

Dr. Joerg Scheier, Vice President of Medical and Clinical Affairs of CytoSorbents, stated, “We are excited to see that the expanding numbers of positive clinical experiences with CytoSorb in COVID-19 patients are now being reflected by an increasing number of scientific peer review publications from many different geographies. We believe the ability to reduce inflammatory mediators in these patients is a key reason that common clinical benefits are being reported in COVID-19 patients treated with CytoSorb. Finally, clinicians routinely comment that CytoSorb is easy to use, irrespective of whether the device is set up within a renal replacement, an extracorporeal membrane oxygenation (ECMO), or a standalone circuit in hemoperfusion mode. This has given physicians greater flexibility in how and when they treat patients with CytoSorb.”

Overall, CytoSorb has been used in more than 6,500 critically ill COVID-19 patients in more than 30 countries worldwide to reduce cytokine storm and other circulating inflammatory mediators with the goals of reducing severe systemic hyper-inflammation and damage to vital organs like the lungs, heart, and kidneys, while improving the chances of survival.

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References:

[1]	Song, T et al., “CytoSorb Therapy in COVID-19 (CTC) Patients Requiring Extracorporeal Membrane Oxygenation: A Multicenter, Retrospective Registry.” Intl Symposium on Intensive Care and Emergency Medicine Presentation - August 2021
[2]	Ruiz-Rodriguez JC, et al., “The Use of CytoSorb Therapy in Critically Ill COVID-19 Patients: Review of the Rationale and Current Clinical Experiences.” Crit Care Res Pract. 2021
[3]	Alharthy A, et al., “Continuous Renal Replacement Therapy with the Addition of CytoSorb Cartridge in Critically Ill Patients with COVID-19 Plus Acute Kidney Injury: A Case Series.” Artificial Organs. 2020
[4]	Nassiri AA, et al., “Blood Purification with CytoSorb in Critically Ill COVID-19 Patients: A Case Series of 26 Patients.” Artif Organs. 2021
[5]	Geraci T, et al., “Hemoadsorption for Management of Patients on Veno-Venous ECMO Support for Severe COVID-19 Acute Respiratory Distress Syndrome.” J. Cardiac Surg. 2021
[6]	Peng JY, et al., “Hemoperfusion with CytoSorb in Critically Ill COVID-19 Patients.” Blood Purif. 2021
[7]	Wunderlich-Sperl F, et al., “Adjuvant Hemoadsorption Therapy in Patients with Severe COVID-19 and Related Organ Failure Requiring CRRT or ECMO Therapy: A Case Series. Int J Artif Organs. 2021

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in 68 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death. These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 143,000 CytoSorb devices have been delivered to date.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber.  Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with imminent or confirmed respiratory failure. The DrugSorb-ATR™ Antithrombotic Removal System, which is based on the same polymer technology as CytoSorb, has also been granted FDA Breakthrough Designation for the removal of ticagrelor, as well as FDA Breakthrough Designation for the removal of the direct oral anticoagulant (DOAC) drugs rivaroxaban and apixaban in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery.

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CytoSorb has been granted U.S. FDA Emergency Use Authorization in the COVID-19 pandemic as an extracorporeal cytokine adsorber for use in adult, critically ill COVID-19 patients with imminent or confirmed respiratory failure. The CytoSorb device has neither been cleared nor approved for the indication to treat patients with COVID-19 infection. The CytoSorb device is authorized only for the duration of the declaration that circumstances exist justifying the authorization of the emergency use of the CytoSorb device under Section 564(b)(l) of the Act, 21 U.S.C § 360bbb-3(b)(1), unless the authorization is terminated or revoked sooner.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others. The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb-ATR™, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, anticipated future results and performance, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact: Eric Kim Rubenstein Public Relations 212-805-3052 ekim@rubensteinpr.com

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